EX. 99.1

Hub Group, Inc. Reports Record First Quarter 2016 Earnings per Share of $0.51

OAK BROOK, IL, April 26, 2016, -- Hub Group, Inc. (NASDAQ: HUBG) today announced financial results for the quarter ended March 31, 2016.

Hub Group reported net income of $18.0 million for the first quarter ended March 31, 2016 compared to $10.3 million for the first quarter of 2015.  Hub Group’s diluted earnings per share was $0.51 for the quarter.  Earnings per share increased 82% when compared with the prior year period.  Hub Group’s pre-tax income included one-time costs of $4.1 million including $3.1 million of costs related to the closure of the Hub Group Trucking terminal in Los Angeles and $1.0 million of severance resulting from management changes.  Excluding the effect of these items, non-GAAP earnings per share was $0.58 for the quarter (see table below).  Hub Group’s revenue decreased 4% to $806 million due to lower fuel revenue.

The Hub segment’s revenue decreased 4% to $615 million due primarily to a decrease in fuel revenue.  First quarter intermodal revenue decreased 2% to $414 million.  Intermodal volume increased 1%.  Truck brokerage revenue decreased 9% to $81 million this quarter.  First quarter Unyson Logistics revenue decreased 10% to $120 million.  The Hub segment’s operating income was $22.5 million.

The Mode segment’s revenue decreased 2% to $209 million.  Operating income was $6.3 million, an increase of 24% compared to the prior year period.

Hub Group ended the quarter with $200 million in cash.

CONFERENCE CALL

Hub Group will hold a conference call at 5:00 p.m. Eastern Time on Tuesday, April 26, 2016 to discuss its first quarter results.

Hosting the conference call will be Dave Yeager, Chairman and Chief Executive Officer.  Also participating on the call will be Don Maltby, President and Chief Operating Officer, and Terri Pizzuto, Executive Vice-President and Chief Financial Officer.

This call is being webcast and can be accessed through the Investors link on Hub Group’s Web site at www.hubgroup.com.  The webcast is listen-only.  Those interested in participating in the question and answer session should follow the telephone dial-in instructions below.

To participate in the conference call by telephone, please register at http://www.yourconferencecenter.com/r.aspx?p=1&a=UWPVrIWNdEuuMN .  Registrants will be issued a passcode and PIN to use when dialing into the live call which will provide quickest access to the conference.  You may register at any time, including up to and after the call start time.  On the day of the call, dial (888) 771-4384 approximately ten minutes prior to the scheduled call time; enter the participant passcode and PIN received during registration.   The call will be limited to 60 minutes, including questions and answers.

An audio replay will be available through the Investors link on the Company's Web site at www.hubgroup.com. This replay will be available for 30 days.

ABOUT HUB GROUP: Hub Group, Inc. is a transportation management company that provides multi-modal solutions throughout North America, including intermodal, truck brokerage and logistics services. As a publicly traded company with over $3.5 billion in revenue, Hub Group’s organization of over 2,500 employees delivers innovative, customer-focused solutions and industry leading service to help customers better control supply chains and their costs.  For more information, visit www.hubgroup.com.

CERTAIN FORWARD-LOOKING STATEMENTS: Statements in this press release that are not historical, including statements about Hub Group's or management's intentions, beliefs, expectations, representations, projections, plans or predictions of the future, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently uncertain and subject to risks. Such statements should be viewed with caution. Actual results or experience could differ materially from the forward-looking statements as a result of many factors. Factors that could cause actual results to differ materially include the factors listed from time to time in Hub Group's SEC reports including, but not limited to, our annual report on Form 10-K for the year ended December 31, 2015. Hub Group assumes no liability to update any such forward-looking statements.

SOURCE:  Hub Group, Inc.

CONTACT: Maralee Volchko of Hub Group, Inc., +1-630-271-3745

HUB GROUP, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share amounts)

	Three Months
	Ended March 31,
	2016	2015

Revenue	$805,859	$835,941
Transportation costs	697,472	746,813
Gross margin	108,387	89,128

Costs and expenses:
Salaries and benefits	43,863	39,476
Agent fees and commissions	16,901	14,826
General and administrative	16,644	14,071
Depreciation and amortization	2,136	1,960
Total costs and expenses	79,544	70,333

Operating income	28,843	18,795

Other income (expense):
Interest expense	(911)	(741)
Interest and dividend income	61	6
Other, net	936	(1,404)
Total other income (expense)	86	(2,139)

Income before provision for income taxes	28,929	16,656

Provision for income taxes	10,964	6,380

Net income	$17,965	$10,276

Basic earnings per common share	$0.51	$0.28

Diluted earnings per common share	$0.51	$0.28

Basic weighted average number of shares outstanding	35,137	36,156
Diluted weighted average number of shares outstanding	35,122	36,169

HUB GROUP, INC.

UNAUDITED FINANCIAL INFORMATION BY SEGMENT

(in thousands)

	Three Months
	Ended March 31, 2016
			Inter-	Hub
			Segment	Group
	Hub	Mode	Elims	Total
Revenue	$615,227	$208,832	$(18,200)	$805,859
Transportation costs	536,073	179,599	(18,200)	697,472
Gross margin	79,154	29,233	-	108,387

Costs and expenses:
Salaries and benefits	40,096	3,767	-	43,863
Agent fees and commissions	13	16,888	-	16,901
General and administrative	14,722	1,922	-	16,644
Depreciation and amortization	1,815	321	-	2,136
Total costs and expenses	56,646	22,898	-	79,544

Operating income	$22,508	$6,335	$-	$28,843

HUB GROUP, INC.

UNAUDITED FINANCIAL INFORMATION BY SEGMENT

(in thousands)

	Three Months
	Ended March 31, 2015
			Inter-	Hub
			Segment	Group
	Hub	Mode	Elims	Total
Revenue	$643,443	$213,522	$(21,024)	$835,941
Transportation costs	580,258	187,579	(21,024)	746,813
Gross margin	63,185	25,943	-	89,128

Costs and expenses:
Salaries and benefits	35,660	3,816	-	39,476
Agent fees and commissions	15	14,811	-	14,826
General and administrative	12,198	1,873	-	14,071
Depreciation and amortization	1,618	342	-	1,960
Total costs and expenses	49,491	20,842	-	70,333

Operating income	$13,694	$5,101	$-	$18,795

HUB GROUP, INC.

UNAUDITED NON-GAAP TO GAAP RECONCILIATION

(earnings per share)

	Three Months Ended, March 31,
	2016	2015	Change $	Change %

Diluted GAAP EPS	$0.51	$0.28	$0.23	82.1%

Hub Group Trucking Los Angeles shutdown costs, net of tax	0.05	-	0.05

Severance costs, net of tax	0.02	0.02	-

Canadian currency translation loss, net of tax	-	0.02	(0.02)

Diluted non-GAAP EPS (adjusted)	$0.58	$0.32	$0.26	81.3%

Diluted Shares	35,122	36,169

In accordance with U.S. generally accepted accounting principles (GAAP), reported earnings per share include the after-tax impact of the items identifiable in this table. For internal purposes, Hub excludes these items from results when evaluating operating performance.  This table and Hub’s internal use of non-GAAP earnings per share are not intended to imply, and should not be interpreted as implying, that non-GAAP earnings per share is a better measure of performance than GAAP earnings per share.

HUB GROUP, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share amounts)

	March 31,	December 31,
	2016	2015
ASSETS	(unaudited)
CURRENT ASSETS:
Cash and cash equivalents	$200,256	$207,749
Accounts receivable trade, net	365,149	379,987
Accounts receivable other	3,848	10,344
Prepaid taxes	336	362
Deferred taxes	-	8,412
Prepaid expenses and other current assets	16,347	17,756
TOTAL CURRENT ASSETS	585,936	624,610

Restricted investments	19,423	21,108
Property and equipment, net	379,484	374,847
Other intangibles, net	12,815	13,139
Goodwill, net	262,540	262,594
Other assets	4,448	4,848
TOTAL ASSETS	$1,264,646	$1,301,146

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable trade	$234,196	$230,432
Accounts payable other	23,150	21,495
Accrued payroll	14,355	33,020
Accrued other	54,469	38,733
Current portion of capital lease	2,624	2,608
Current portion of long term debt	32,524	32,409
TOTAL CURRENT LIABILITIES	361,318	358,697

Long term debt	92,648	100,895
Non-current liabilities	20,754	20,233
Long term portion of capital lease	12,640	13,299
Deferred taxes	154,039	160,182

STOCKHOLDERS' EQUITY:
Preferred stock, $.01 par value; 2,000,000 shares authorized; no shares issued or outstanding in 2016 and 2015	-	-
Common stock
Class A: $.01 par value; 97,337,700 shares authorized and 41,224,792 shares issued in 2016 and 2015; 34,675,173 shares outstanding in 2016 and 35,633,961 shares outstanding in 2015	412	412
Class B: $.01 par value; 662,300 shares authorized; 662,296 shares issued and outstanding in 2016 and 2015	7	7
Additional paid-in capital	166,803	174,285
Purchase price in excess of predecessor basis, net of tax benefit of $10,306	(15,458)	(15,458)
Retained earnings	678,723	660,758
Accumulated other comprehensive loss	(177)	(178)
Treasury stock; at cost, 6,549,619 shares in 2016 and 5,590,831 shares in 2015	(207,063)	(171,986)
TOTAL STOCKHOLDERS' EQUITY	623,247	647,840
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,264,646	$1,301,146

HUB GROUP, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Three Months Ended March 31,
	2016	2015
Cash flows from operating activities:
Net Income	$17,965	$10,276
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	10,639	8,731
Deferred taxes	2,383	1,593
Compensation expense related to share-based compensation plans	2,181	2,034
Gain on sale of assets	(83)	-
Excess tax benefits from share based compensation	(30)	(13)
Changes in operating assets and liabilities:
Restricted investments	1,685	98
Accounts receivable, net	21,332	2,874
Prepaid taxes	26	4,557
Prepaid expenses and other current assets	1,409	(3,246)
Other assets	400	330
Accounts payable	5,421	13,414
Accrued expenses	(13,517)	5,733
Non-current liabilities	481	(1,052)
Net cash provided by operating activities	50,292	45,329

Cash flows from investing activities:
Proceeds from sale of equipment	592	26
Purchases of property and equipment	(4,893)	(15,057)
Net cash used in investing activities	(4,301)	(15,031)

Cash flows from financing activities:
Proceeds from issuance of debt	-	11,480
Repayments of long term debt	(8,132)	(5,553)
Stock tendered for payments of withholding taxes	(2,208)	(2,754)
Purchase of treasury stock	(42,368)	(13,419)
Capital lease payments	(643)	(605)
Excess tax benefits from share-based compensation	(134)	42
Net cash used in financing activities	(53,485)	(10,809)

Effect of exchange rate changes on cash and cash equivalents	1	3

Net (decrease) increase in cash and cash equivalents	(7,493)	19,492
Cash and cash equivalents beginning of the period	207,749	109,769
Cash and cash equivalents end of the period	$200,256	$129,261